EXHIBIT 99.b.10

                     CONSENTS OF PRICEWATERHOUSECOOPERS LLP



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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Post-Effective Amendment No. 14 to the Registration Statement No. 333-010187 on Form N-4 of our report dated April 27, 2006, relating to the financial statements and financial highlights of Valley Forge Life Insurance Company Variable Annuity Separate Account, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

New York, New York
April 27, 2006



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                         CONSENT OF INDEPENDENT AUDITORS




We hereby consent to the use in this Post-Effective Amendment No. 14 to the Registration Statement No. 333-01087 filed on Form N-4 of our report dated April 27, 2006, relating to the statutory-basis financial statements of Valley Forge Life Insurance Company, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

New York, New York
April 27, 2006